Exhibit 10.2

Certain confidential information contained in this document, marked by brackets, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

EIGHTH AMENDMENT TO

SOFTWARE LICENSE AGREEMENT

THIS EIGHTH AMENDMENT TO SOFTWARE LICENSE AGREEMENT (“Amendment”) is made as of July 1, 2023 (“Effective Date”), by and between RELATIVITY ODA LLC, a Delaware limited liability company (“Relativity”), and KLDISCOVERY ONTRACK, LLC, a Delaware limited liability company (“Client”).

A.
Relativity and Client entered into a Software License Agreement dated January 1, 2021 (“Original Agreement”), as amended from time to time (collectively, and as amended herein, the “Agreement”).

B. The parties mutually desire to modify the Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1.
Increase in Named Users and Related Changes. Commencing as of the Effective Date, Exhibit A attached to the Original Agreement shall be modified so that:
a.
The permitted number of Named Users in the Named User Cap, as previously amended, shall be further increased to [*] Named Users (an increase of [*] Named Users).
b.
The Relativity Review Annual Fee, as previously amended, shall be further increased to $[*] (an increase of $[*]).
c.
The total number of Processing Workers included with the Relativity Review Annual Fee shall be increased to [*] Processing Workers (an increase of [*] Processing Workers).
2.
License Payments.
a.
Upon Client’s execution hereof, Client will pay Relativity $[*] as a prorated payment of the increased portion of the Relativity Review Annual Fee, or $[*], for the net increase in the number of Named Users above for the period from the Effective Date hereof to December 31, 2023.
b.
For the sake of clarity, the total Annual Fees for the remainder of the Term, as set forth in the Original Agreement, shall be $[*] per year.
c.
The Installment Payment Schedule set forth in the Special Terms section of Exhibit A to the Original Agreement shall be amended for the Fourth Period as follows:

	INSTALLMENT PAYMENT SCHEDULE
Period	Installment	Installment Amount Due Date	Installment Amount	Installment Premium Fee	Total Amount Due
Fourth Period	2	1/1/2024	$[*]	[*]	$[*]

Exhibit 10.2

3. Miscellaneous. As amended herein, all provisions of the Agreement shall remain in effect. However, in case of any inconsistency between this Amendment and other prior portions of the Agreement, this Amendment shall govern. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. This Amendment shall not be binding unless and until fully signed and delivered by both parties. Unless provided to the contrary herein: (a) any terms defined herein shall have the meanings ascribed herein when used as capitalized terms in other provisions hereof; and (b) capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement. The parties may sign and deliver this Amendment as pdfs via email.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

RELATIVITY ODA LLC KLDISCOVERY ONTRACK, LLC

By:	/s/ Sailesh Munagala	By:	/s/ Andrew Southam
Name:	Sailesh Munagala	Name:	Andrew Southam
Title:	CFO	Title:	General Counsel